UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2022

Unico American Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-03978	95-2583928
(Commission File Number)	(IRS Employer Identification No.)

5230 Las Virgenes Road
Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 591-9800

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	UNAM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

Unico American Corporation (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Meeting”) on October 13, 2022. For more information on the following proposals submitted to stockholders, see the Company’s definitive proxy statement, dated September 22, 2022. The final results of the vote on each proposal submitted to a vote of stockholders at the Meeting are as follows:

1. The election of seven (7) directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified by the following vote:

Nominee	Number of Shares Voted For	Number of Shares Withheld
Gerard J. Altonji	2,781,405	3,504
Erwin Cheldin	2,781,405	3,504
John B. Keefe, Sr.	2,780,327	4,582
Joycelyn M. Ray	2,781,705	3,204
Steven L. Shea	2,781,378	3,531
Jeffrey M. Tuder	2,780,227	4,682
Kathryn Johnson	2,781,805	3,104

There were no broker non-votes.

2. The approval, on an advisory basis, of the compensation of the Company’s named executive officers by the following vote:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
2,780,478	3,604	827

There were no broker non-votes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO AMERICAN CORPORATION (Registrant)

Date: October 17, 2022	By:	/s/ Jennifer E. Ziegler
	Name:	Jennifer E. Ziegler
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

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